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                                                                   EXHIBIT T3E.4

                 OFFER TO EXCHANGE AND SOLICITATION OF CONSENTS
                      IN RESPECT OF ANY AND ALL OUTSTANDING

          10 1/2% SENIOR SUBORDINATED NOTES DUE 2008 (THE "OLD NOTES")
                                (CUSIP 828395AA1)

                                    ISSUED BY

                            SILVERLEAF RESORTS, INC.

                  NOTICE TO BROKERS, DEALERS, COMMERCIAL BANKS,
                       TRUST COMPANIES AND OTHER NOMINEES

      Enclosed for your consideration is an Offer to Exchange and Solicitation of Consents dated March 15, 2002 (the "Offer to Exchange") and a form of Letter of Transmittal and Consent relating to the offer by Silverleaf Resorts, Inc. (the "Company" or "Silverleaf") to exchange for each $1,000 principal amount of the Old Notes (i) $500 principal amount of its Senior Subordinated Notes due 2007 (the "Exchange Notes"), (ii) a pro rata share of 23,937,489 shares of Common Stock (the "Exchange Stock") which shall be allocated (based on principal amount exchanged and rounded to the nearest whole share of Exchange Stock) among the exchanging holders, and (iii) if more than 80% in principal amount of the Old Notes is exchanged, an amount of cash (said amount is hereafter referred to as the "Partial Interest Payment") equal to a pro rata share of the difference between (a) the amount of the interest on 20% of the Old Notes that the Company would be required to pay to cure the default thereon, and (b) the amount of interest that will be actually paid to non-exchanging holders of the Old Notes. In addition, the exchanging holders shall receive an additional payment (the "Additional Payment") in an amount equal to the amount of interest that would have accrued from October 1, 2001 through the date before the Exchange Date had the Exchange Notes been issued on October 1, 2001, which payment shall be a partial payment of the interest accruing on the Old Notes during such period. As part of the Offer to Exchange, Silverleaf is soliciting consents (the "Consents") for certain Proposed Amendments (the "Proposed Amendments") to the Indenture for the Old Notes and to other matters as described in the Offer to Exchange under the heading "The Exchange Offer and Solicitation of Consents--Description of Consents Solicited".

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     THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK
CITY TIME, ON APRIL 12, 2002 (THE "EXPIRATION DATE"), UNLESS THE EXCHANGE OFFER IS EXTENDED BY THE COMPANY IN ITS SOLE DISCRETION, IN WHICH CASE THE TERM "EXPIRATION DATE" SHALL MEAN THE LATEST DATE AND TIME TO WHICH THE EXCHANGE
OFFER IS EXTENDED. TENDERS MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.
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      The completion, execution and delivery of the Letter of Transmittal and
Consent by a holder in connection with the tender of Old Notes on or prior to the Expiration Date will be deemed a Consent to the Proposed Amendments with respect to Old Notes and to other matters as described in the Offer to Exchange under the heading "The Exchange Offer and Solicitation of Consents--Description of Consents Solicited".

      The Offer to Exchange is subject to the satisfaction of certain conditions, including the valid tender (without withdrawal) of not less than 80% in aggregate principal amount of the Old Notes outstanding on the Expiration Date and the execution of the Amended and Restated Indenture adopting the Proposed Amendments.

      Capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Offer to Exchange.

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      For your information and for forwarding to your clients for whom you hold
Old Notes registered in your name or in the name of your nominee, we are enclosing the following documents:

1.    Offer to Exchange dated March 15, 2002.

2. Letter of Transmittal and Consent for each of the Old Notes for your use and for the information of your clients, together with a pamphlet entitled "Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9" providing information relating to backup U.S. federal income tax withholding.

3. A Notice of Guaranteed Delivery for each of the Old Notes to be used to accept the Exchange Offer if the Old Notes and all other required documents cannot be delivered to the Depositary by the Expiration Date or the procedures for book-entry transfer cannot be completed by the Expiration Date.

4. A printed form of letter that may be sent to your clients for whose accounts you hold Notes registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Exchange Offer. This form will enable your clients to tender Old Notes that they own.

      Any inquiries you may have with respect to the Exchange Offer should be addressed to D. F King, the Information Agent, at (800) 488-8035 (U.S. only),
(212) 493-6952 (outside the U.S.) or (44) 20 7920 9700 (outside the U.S.) or at the addresses set forth on the back cover of the Offer to Exchange. Additional copies of the enclosed materials may be obtained from the Information Agent at the numbers above.

      NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU THE AGENT OF SILVERLEAF, THE TRUSTEE, THE INFORMATION AGENT OR THE DEPOSITARY, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.